Exhibit 99.1

EMPLOYMENT AGREEMENT

This Employment Agreement (“Agreement”) is entered into and effective as of September 18, 2006 (the “Effective Date”) by and between AmericanWest Bancorporation (the “Company”), AmericanWest Bank, a Washington state-chartered bank (the “Bank”) (Company and Bank are referred to collectively hereinafter as “Employer”), and Patrick J. Rusnak (“Executive”).

RECITALS

WHEREAS, Employer desires to employ Executive, and Executive desires to accept employment, as the Executive Vice President/Chief Operating Officer of each of Company and Bank; and

WHEREAS, Employer and Executive each desire to formalize the employment relationship by entering into this Employment Agreement;

NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

The parties agree as follows:

1. Definitions; Construction. Defined terms used in this Agreement are capitalized and, where not expressly defined in a separate section of this Agreement, are defined as set forth in Section 16. The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement.

2. Employment; Title. Company and Bank each hereby employs Executive, and Executive hereby accepts employment with each, upon the terms and conditions set forth in this Agreement. Executive’s title shall be “Executive Vice President/ Chief Operating Officer” of both company and Bank.

3. Term of Employment. The term of this Agreement (“Term”) is three years, commencing on the Effective Date. Unless earlier terminated pursuant to the provisions hereof, this Agreement shall be automatically renewed for successive three-year terms unless any party gives written notice of non-renewal to the others not less than six (6) months prior to the end of the Term. If this Agreement is not renewed or the parties do not enter into a new employment agreement at the end of the Term, then at that time, to the extent Executive remains employed by either Company or Bank, (i) Executive shall be deemed an at-will employee, (ii) Executive shall cease to have any right to continued employment under this Agreement, and (iii) upon termination of his employment, Executive shall only be entitled to receive the salary and bonuses earned and reimbursable expenses incurred through the date of such termination, together with such other benefits such as, by way of example but not limited to, Performance Stock awards and/or Stock Options issued to Executive, consistent with the terms of any such issuance; provided, however, that paragraphs (b) and (c) of Section 11 of this Agreement shall survive this

Agreement in the event of, following a Change in Control, written notice of non-renewal by a successor to Company or Bank without Cause such that Executive’s rights and Employer’s obligations thereunder shall continue with respect to any subsequent termination of Executive’s employment with such successor as described therein.

4. Duties. Executive will report directly to the President and Chief Executive Officer of the company and Bank, and will perform and discharge well and faithfully the duties that may be assigned to him from time to time by the Chief Executive Officer in connection with the conduct of Employer’s business. Executive will conduct himself so as to maintain and increase the goodwill and reputation of Employer and its business and abide by all codes of ethics or other professional duties applicable to Executive. In his capacity as Executive Vice President/Chief Operating Officer, Executive shall perform the customary duties of Executive Vice President/Chief Operating Officer of a Washington commercial bank and bank holding company, including but not limited to:

(a) Collaborate with the President/Chief Executive Officer with respect to the overall administration of Employer;

(b) Direct, manage and supervise the operations of Employer, including branch operations, branch support/backroom operations, finance, human resources, IT, legal and compliance, and other functions as may be designated by the President/Chief Executive Officer from time to time;

(c) Responsible for the management of assigned units to ensure maximum profits commensurate with the best interest of shareholders, customers, employees and the public;

(d) Maintain a good relationship with Employer’s Board, management and shareholders;

(e) Coordinate with other executive officers in the development of strategic plans and objectives for Employer;

and such other duties as are set forth in Executive’s job description or as may be assigned from time to time by either company’s or Bank’s Board or Chief Executive Officer.

5. Extent of Service. Executive shall devote his entire business time, attention and energies to the business of Employer. The foregoing, however, shall not preclude Executive from engaging in appropriate civic, charitable or religious activities or from devoting a reasonable amount of time to private investments (subject to the limitations of Section 13) or from serving on the boards of directors of other entities, as long as such activities and services do not interfere or conflict with his responsibilities to Employer.

6. Compensation.

(a) Salary. Executive shall be paid a base salary at the annual rate of $230,000 payable in accordance with the standard payroll procedures of Employer but not less than monthly. Executive’s base salary may be increased annually, taking into consideration Executive’s performance for the most recent performance period and other relevant factors.

(b) Incentive Programs. Executive shall be entitled to participate in any annual and longer-term incentive programs that are adopted by Employer and that cover employees in positions comparable to that of Executive.

(c) Performance Stock Awards and Stock Options.

(i) Discretionary Performance Shares. The Company may from time to time grant Executive, as a Performance Stock award, shares of common stock (the “Discretionary Performance Shares”) of the Company as the Company, at its sole discretion, may see fit. Any such Discretionary Performance Shares shall vest in accordance with the terms of the grant thereof, except that the provisions for immediate vesting thereof set forth in subparagraphs (b)(1)(v) and (c)(1)(iv) of Section 11 of this Agreement shall apply to any such Discretionary Performance Shares.

(ii) Initial Grant of Performance Shares. Subject to the approval of the Company’s Compensation Committee, Executive will receive a restricted stock award of 15,000 Discretionary Performance Shares subject to the terms and conditions set forth in a separate grant agreement which terms and conditions shall control but which generally shall provide that such shares (A) are earned over five (5) years but are subject to forfeiture in the event that Executive is not continuously employed by Bank or the Company (except as provided under subdivision (b) or (c) of Section 11) for the full five-year period required for such shares to vest, and (B) are subject to lapse upon conditions set forth in such grant agreement in each year before vesting that the Company’s ROA does not equal or exceed a specified target; provided, however, that there will be no lapse relating to calendar year 2006.

(iii) Stock Options. The Company may from time to time grant Executive stock options to purchase shares of common stock (the “Stock Options”) of the Company at the closing price of such common stock on the date of grant as the Company, at its sole discretion, may see fit. Any such grant shall be evidenced by a separate stock option agreement and shall become exercisable (i.e., vest) in accordance with the terms of such stock option agreement, except that the provisions for immediate vesting thereof set forth in subparagraphs (b)(1)(v) and (c)(1)(iv) of Section 11 of this Agreement shall apply to any such Stock Options. All such Stock Options shall be “incentive stock options” within the meaning of the Code.

(d) Expenses. Executive shall be entitled to prompt reimbursement of all reasonable business expenses incurred by him in the performance of his duties during the Term, subject to the timely presentment of appropriate vouchers and receipts in accordance with Employer’s policies.

(e) Relocation Expenses. Executive shall be entitled to reimbursement in full of all reasonable expenses incurred in relocating to Spokane, Washington from his present residence, including but not limited to professional moving expenses and necessary travel for Executive.

(f) Deferred Compensation. Executive may, at his option, defer income from all or part of his base salary and bonuses through a Deferred Compensation Plan that is acceptable to Employer, which acceptance shall not be unreasonably withheld.

7. Employee Benefits. Executive shall be entitled to participate in employee benefit plans or programs (including but not limited to retirement plans) of Employer, if any, to the extent that his position, tenure, salary, age, health and other qualifications make him eligible to participate, subject to the rules and regulations applicable thereto. In addition, Employer shall pay Executive a car allowance of $400 per month as a fixed allowance for use of his personal automobile. Employer shall have no duty under this Agreement to give Executive any additional compensation to cover life insurance premiums or to maintain any life insurance on Executive’s life.

8. Vacation. Executive shall be entitled to vacation of four (4) weeks per year, at full salary, at the discretion of Executive and as time allows, so long as it is reasonable and does not jeopardize his responsibilities; provided, that at least once each year Executive must be absent from his duties with Employer for a period of at least ten (10) consecutive business days, all or any portion of which may be vacation leave. The length of vacation at any one time should not exceed two (2) weeks without the approval of the President and Chief Executive Officer.

9. Surety Bond. Executive agrees to furnish all information and take any other steps necessary to enable Bank to obtain and maintain a fidelity bond conditioned on the rendering of a true account by Executive of all moneys, goods or other property which may come into the custody, charge or possession of Executive during the Term. The surety company issuing such bond and the amount of the bond must be acceptable to Bank. All premiums on the bond shall be paid by Bank. If Executive cannot personally qualify for a surety bond at any time during the Term, Employer may terminate this Agreement immediately and such termination shall be deemed to be a termination for Cause.

10. Termination. Notwithstanding the provisions of Section 3, Executive’s employment may be terminated without any breach of this Agreement (provided that any required payments under Section 11 are duly made) under the following circumstances:

(a) Death. This Agreement shall terminate upon Executive’s death.

(b) Disability. If Executive becomes Disabled, Employer may terminate Executive’s employment hereunder by providing him written notice thereof, and such termination will be effective upon delivery of such notice.

(c) Resignation without Good Reason. Executive may terminate his employment with Employer at any time without Good Reason (as defined in Section 16) by giving Employer two (2) months’ written notice thereof. Such termination will be effective on the earlier of the last day of the notice period or the last day on which Executive performs services for Employer.

(d) Resignation for Good Reason. Executive may terminate his employment with Employer for Good Reason (as defined in Section 16) by giving Employer thirty (30) days’ written notice thereof. Such notice must describe the matter or matters which, in Executive’s opinion, form the basis for Good Reason and include a statement of his intent to terminate his employment on such basis. If the basis for Good Reason is an alleged breach of this Agreement by Employer, such notice shall describe in reasonable detail the alleged breach. If Employer cures such breach or the basis for Good Reason otherwise ceases to exist within the thirty (30) day period following Employer’s receipt of such notice, Executive shall either rescind his notice of intent to terminate and continue his employment under this Agreement, or terminate his employment under Section 10(c), in which case his notice of breach under this Section 10(d) shall be deemed to satisfy the notice requirement under Section 10(c). If Employer fails to cure its breach within, or other bases for Good Reason continue to the end of, the thirty (30) day period following Employer’s receipt of such notice, Executive’s employment shall terminate effective on the last day of such 30-day period. If Executive decides to terminate his employment as provided in Section 10(c), his employment shall terminate effective on the earlier of the last day of the notice period or the last day on which Executive performs services for Employer.

(e) Involuntary Termination Without Cause. Employer may terminate Executive’s employment at any time without Cause by giving thirty (30) days’ written notice thereof to Executive. Executive’s employment shall terminate effective on the last day of the notice period or on such earlier date as Employer specifies in the notice.

(f) Involuntary Termination for Cause. Employer may terminate Executive’s employment for Cause by giving Executive written notice of such termination and the reasons therefor. Executive’s employment shall terminate immediately upon receipt of the notice.

11. Benefits on Termination of Employment. If Executive’s employment is terminated during the Term, Executive shall be entitled to receive payments and benefits as follows:

(a) Death; Disability; Resignation without Good Reason; Termination for Cause.

If Executive’s employment is terminated as a result of death, Disability, resignation without Good Reason or termination for Cause pursuant to subparagraphs (a), (b), (c) or (f), respectively, of Section 10, Executive shall receive:

(1) his base salary through the date his employment terminates;

(2) the pro rata portion of any incentive compensation earned but not yet paid, which shall be calculated in the ordinary course and paid in accordance with Employer’s standard payroll procedures; and

(3) reimbursement of expenses described in Section 6(e) incurred but not yet reimbursed.

(b) Change of Control.

(1) Subject to subdivisions (e) and (f) of this Section 11 if, within two (2) years following the effective date of a Change of Control (as defined in Section 16),

Executive terminates his employment for Good Reason pursuant to Section 10(d) or Employer terminates Executive without Cause pursuant to Section 10(e), Executive shall receive:

(i) An amount equal to Executive’s then-current annual base salary for the greater period of (A) two (2) years or (B) the number of months remaining in the Term, including any renewal Term;

(ii) An amount equal to Executive’s bonus paid within the twelve (12) months immediately preceding any such termination;

(iii) The pro rata portion of any incentive compensation earned but not yet paid, which shall be calculated in the ordinary course and paid in accordance with Employer’s standard payroll practices;

(iv) Reimbursement of expenses described in Section 6(e) incurred but not yet reimbursed; and

(v) Immediate acceleration of vesting of all Discretionary Performance Shares and/or Stock Options granted to Executive.

(2) The payment to which Executive is entitled pursuant to subparagraphs (i), (ii) and (iii) of Section 11(b)(1) shall be paid in a single installment within forty-five (45) days following the last day on which he performs services as an employee of Employer (with no percent value or other discount) or, at Executive’s option, on a deferred basis (with no premium).

(3) Executive shall not be required to mitigate the amount of any payment or benefit contemplated by this Section 11(b) (whether by seeking new employment or otherwise), and no such payment or benefit shall be reduced by earnings that Executive may receive from any other source.

(c) Resignation for Good Reason; Termination without Cause.

(1) Subject to subdivisions (e) and (f) of this Section 11, if Executive terminates his employment for Good Reason pursuant to Section 10(d) or Employer terminates Executive without Cause pursuant to Section 10(e), and such termination is not within two (2) years following a Change of Control, Executive shall receive:

(i) Continued payment, in accordance with Employer’s standard payroll practices, of Executive’s then-current base salary from the effective date of termination through the remainder of the Term, including any renewal Term, but not less than for a period of one (1) year;

(ii) The pro rata portion of any incentive compensation earned but not yet paid, which shall be calculated in the ordinary course and paid in accordance with Employer’s standard payroll practices;

(iii) Reimbursement of expenses described in Section 6(e) incurred but not yet reimbursed; and

(iv) Immediate acceleration of vesting of all Discretionary Performance Shares and/or Stock Options which have been granted to Executive prior to the date of termination.

(2) Executive shall not be required to mitigate the amount of any payment or benefit contemplated by this Section 11(c) (whether by seeking new employment or otherwise), and no such payment or benefit shall be reduced by earnings that Executive may receive from any other source.

(d) Benefits. For the three (3) calendar months following the effective date of Executive’s resignation for Good Reason pursuant to Section 10(d) or Employer’s termination of Executive without Cause pursuant to Section 10(e), Executive (and, where applicable, his dependents) shall be entitled to continue participation in the group insurance plans maintained by Bank, including life, disability and health insurance programs, as if he were still an employee of Bank. Where applicable, Executive’s salary for purposes of such plans shall be deemed to be equal to his annual salary in effect immediately prior to such termination. To the extent that Bank finds it not feasible to obtain coverage for Executive under its group insurance policies during such 90-day period, Employer shall provide Executive with individual policies which offer at least the same level of coverage and which impose not more than the same costs on Executive. The foregoing notwithstanding, in the event that Executive becomes eligible for comparable group insurance coverage in connection with new employment, Bank’s obligation to provide coverage under this Section 11(d) shall terminate immediately upon Executive’s eligibility for such coverage. Any group health continuation coverage that Bank is required to offer under the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”) shall commence upon Executive’s election to participate therein at such time as coverage under this Section 11(d) terminates, and continue for such period of time as allowed under the COBRA regulations. Executive acknowledges that COBRA coverage will be at his own cost and expense and that failure by him to submit timely payment of premiums therefor will result in cancellation of COBRA coverage. Executive’s rights under other employee benefit plans in which he may have participated will be determined in accordance with the written plan documents governing those plans.

(e) Payment of Certain Severance Benefits. Any severance benefit paid to Executive pursuant to the provisions of either subdivision (b) or (c) of this Section 11 (“Severance Benefit”) shall be paid in equal installments over 24 months (the “Installment Period”) commencing on the first business day of the month after the later of termination of employment or lapse of the revocation period under any release agreement entered into between the parties at the time of such termination. It is the intention of the parties to this Agreement that any Severance Benefit payable hereunder (i) be paid in accordance with the terms of the applicable subdivision of this Section 11 to the greatest extent possible, and (ii) either be exempt from, or otherwise comply with, Section 409A of the Code. To that effect, therefore, the parties agree to the following provisions, as applicable:

(A) To the extent the Severance Benefit is subject to Section 409A of the Code and Executive is deemed to be a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, commencement of payment of the Severance Benefit shall be delayed for six (6) months following Executive’s termination of employment and the first installment payment made in the seventh month following termination of employment shall equal the aggregate installment payments Executive would have received during the first six months of the Installment Period (the “Aggregate Payments”), plus the payment Executive is otherwise entitled to receive for the seventh month of the Installment Period, provided payment of the Aggregate Payments in the seventh month does not subject Executive to additional tax under Section 409A of the Code.

(B) To the extent the Severance Benefit is subject to Section 409A of the Code, and Employer or Executive reasonably believes, at any time, that such Severance Benefit does not comply with Section 409A, it will promptly advise the other and each hereby agrees to negotiate reasonably and in good faith to amend the terms of this Agreement such that it so complies (with the most limited possible economic effect on each of Employer and Executive and with the intent to preserve payment of a meaningful portion of the Severance Benefit over the Installment Period).

(f) “Excess Parachute Payment” Considerations. Notwithstanding anything in this Agreement to the contrary, if the total of the payments made to Executive under subdivision (b) or (c) of this Section 11(b), as applicable, together with any other payments or benefits received from Employer, will be an amount that would cause them to be an “excess parachute payment” within the meaning of Section 280G(b)(2)(A) of the Code, then the payment due under Section 11(b)(1)(i) or 11(c)(i), as the case may be, shall be reduced to the largest amount that will result in no portion of benefit payments under this Agreement being subject to the excise tax imposed by Section 4999 of the Code. The determination of any reduction in the benefit payments pursuant to the foregoing provisions, shall be made by mutual agreement of Executive and Employer or if no agreement is possible, by Employer’s accountants.

(g) No Other Payments or Benefits. Except as otherwise expressly provided in this Section 11 or as required by law, all of Executive’s employee benefits and compensation shall cease on the last day on which he performs services as an employee of Employer.

12. Proprietary Information.

(a) Executive agrees to comply fully with Employer’s policies relating to non-disclosure of Employer’s trade secrets and proprietary information and processes, including information regarding subsidiaries, affiliates, customers and prospective customers. Without limiting the generality of the foregoing, Executive will not, whether during or after his employment with Employer, disclose any such secrets, information or processes to any person, firm, corporation, association or other entity for any reason or purpose whatsoever, nor shall Executive make use of any such property for his own purposes or for the benefit of any person, firm, corporation or other entity (except Employer) under any circumstances during or after his employment; provided, that after his employment ceases, this provision shall not apply to secrets, information and processes that are then in the public domain (provided that Executive was not responsible, directly or indirectly, for such secrets, information or processes entering the public domain without Employer’s consent).

(b) Trade secrets, proprietary information, and processes shall not be deemed to include information which is:

(1) publicly known (or becomes publicly known) without the fault or negligence of Executive;

(2) received from a third party without restriction and without breach of this Agreement;

(3) approved for release by written authorization of Employer; or

(4) required to be disclosed by law; provided, however, that in the event of a proposed disclosure pursuant to this Section 12(b)(4), Executive shall give Employer prior written notice before such disclosure is made.

(c) Executive agrees that in the event that Executive’s employment terminates for any reason, Executive shall promptly deliver to Employer all property belonging to Employer, including all keys, pass cards, identification cards and all documents, equipment and materials of any nature pertaining to Executive’s employment with Employer. The obligations in this paragraph include the return of documents, equipment and other materials which may be in Executive’s desk at work, in Executive’s car or place of residence, or in any other location under Executive’s control.

(d) This Section shall survive the expiration or any earlier termination of this Agreement.

13. Noncompetition.

(a) Participation in a Competing Business. While Executive is employed pursuant to this Agreement and for the longer of (i) one year following termination of his employment for any reason or (ii) the balance of the Term remaining, if any (such longer period of time being the “Restricted Period”), Executive will not become involved with a Competing Business or serve, directly or indirectly, a Competing Business in any manner, including, without limitation, as a shareholder, member, partner, director, officer, manager, investor, organizer, “founder,” employee, consultant or agent; provided, however, that Executive may acquire and passively own an interest not exceeding 3% of the total equity interest in a Competing Business.

(b) No Solicitation. While Executive is employed pursuant to this Agreement and during the Restricted Period, Executive will not directly or indirectly solicit or attempt to solicit (1) any employees of Bank or the Company to leave their employment or (2) any customers of the Bank to remove their business from the Bank, or to participate in any manner in a Competing Business.

(c) Employment Outside Washington, Idaho and Utah. Nothing in this Section 13 shall prevent Executive from accepting employment from a Competing Business which employment shall take place outside the states of Washington, Idaho or Utah; provided, that Executive shall comply with the provisions of subdivision (b) of this Section 13 relating to solicitation of any employees or customers of the Bank or Company during the Restricted Period.

(d) Competing Business. “Competing Business” means any financial institution or trust company (including without limitation, any start-up or other financial institution or trust company in formation) that competes or will compete with either Bank or the Company in the states of Washington, Idaho or Utah.

14. Enforcement.

(a) Scope of Covenants. Employer and Executive stipulate that, in light of all of the facts and circumstances of the relationship between Executive and Employer, the agreements referred to in Sections 12 and 13 (including without limitation their scope, duration and geographic extent) are fair and reasonably necessary for the protection of Employer’s confidential information, goodwill and other protectable interests. If a court of competent jurisdiction should decline to enforce any of those covenants and agreements, Executive and Employer request the court to reform these provisions to restrict Executive’s use of confidential information and Executive’s ability to compete with Employer to the maximum extent, in time, scope of activities and geography, the court finds enforceable.

(b) Injunctive Relief. Executive acknowledges that Employer will suffer immediate and irreparable harm that will not be compensable by damages alone if Executive repudiates or breaches any of the provisions of Sections 12 or 13 or threatens or attempts to do so. For this reason, under these circumstances, Employer, in addition to and without limitation of any other rights, remedies or damages available to it at law or in equity, will be entitled to obtain temporary, preliminary and permanent injunctions in order to prevent or restrain the breach, and Employer will not be required to post a bond as a condition for the granting of this relief.

(c) Adequate Consideration. Executive specifically acknowledges the receipt of adequate consideration for the covenants contained in Sections 12 and 13 and that Employer is entitled to require him to comply with those Sections. Sections 12, 13 and this Section 14 will survive termination of this Agreement. Executive represents that if his employment is terminated, whether voluntarily or involuntarily, Executive has experience and capabilities sufficient to enable Executive to obtain employment in areas which do not violate this Agreement and that Employer’s enforcement of a remedy by way of injunction will not prevent Executive from earning a livelihood.

15. Successors.

(a) Employer’s Successors. Employer shall require any successor to all or substantially all of Employer’s business and/or assets and liabilities (whether by purchase, merger, consolidation, reorganization, liquidation or otherwise) to assume and expressly agree to perform this Agreement in the same manner and to the same extent as Employer would be required to perform if there were no succession. Employer’s failure to obtain an assumption agreement in form and substance reasonably acceptable to Executive by the effective date of such succession shall constitute a breach of Employer’s obligations to Executive under this Agreement as of the effective date of such succession and shall entitle Executive to all of the payments and other benefits described in Section 11(b).

(b) Executive’s Successors. This Agreement and all rights of Executive hereunder shall inure to the benefit of, and be enforceable by, Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees, it being agreed by Executive that Executive cannot assign or make subject to an option any of Executive’s rights, including rights to payments and benefits, under this Agreement.

16. Definition of Terms. The following terms used in this Agreement when capitalized have the following meanings:

(a) “Board of Directors” means either or both, as the case may be, the Company’s or the Bank’s board of directors.

(b) “Cause” means any one or more of the following:

(1) Executive’s willful misfeasance or gross negligence in the performance of his duties;

(2) Executive’s conviction of a crime in connection with his duties;

(3) Executive’s conduct that is demonstrably and significantly harmful to Bank or the Company as reasonably determined by the Board of Directors on advice from legal counsel; or

(4) Executive cannot personally qualify for a surety bond as required by Section 9.

(c) “Change of Control” means a change “in the ownership or effective control” or “in the ownership of a substantial portion of the assets” of Bank or the Company within the meaning of Section 280G of the Code; provided, however, that an internal reorganization of AmericanWest Bancorporation and its subsidiaries shall not constitute a Change of Control.

(d) “Code” means the United States Internal Revenue Code of 1986, as amended.

(e) “Disability” and “Disabled” means that Executive has been unable to perform the essential functions of his job under this Agreement, with or without reasonable accommodation, for a period of three (3) consecutive months as the result of his incapacity due to physical or mental illness.

(f) “Good Reason” means any of:

(1) a material reduction in Executive’s compensation under Section 6 or benefits under Sections 7 or 8,

(2) a material reduction in Executive’s title or responsibilities,

(3) a relocation of Executive’s principal office so that Executive’s one-way commute distance from his residence in Spokane, Washington is increased by more than forty (40) miles,

(4) failure of Employer’s successor to assume and perform this Agreement as contemplated by Section 15(a), or

(5) any material breach by Employer of this Agreement.

17. Miscellaneous.

(a) Employment Taxes. All payments made pursuant to this Agreement shall be subject to withholding of applicable taxes.

(b) Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by registered mail to Executive at his residence address as maintained on Bank’s records, or to Employer at its executive offices (care of the President and Chief Executive Officer), or such other addresses as a party shall notify the others in accordance with the foregoing procedure.

(c) Force Majeure. No party shall be liable to any other for any delay or failure to perform hereunder, which delay or failure is due to causes beyond the control of said party, including, but not limited to: acts of God; acts of the public enemy; terrorism; acts of the United States of America, or any State, territory or political subdivision thereof or of the District of Columbia; fires; floods; epidemics; quarantine restrictions; strikes; or freight embargoes. Notwithstanding the foregoing provisions of this Section 16(c), in every case the delay or failure to perform must be beyond the control and without the fault or negligence of the party claiming excusable delay.

(d) Integration; Amendment. This Agreement comprises the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior or contemporaneous agreements, whether written or oral, regarding Executive’s employment with Employer and all rights, privileges and benefits related thereto. No waiver, alteration or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.

(e) Waiver. Failure or delay on the part of any party hereto to enforce any right, power or privilege hereunder shall not be deemed to constitute a waiver thereof. Additionally, a waiver by any party of a breach of any promise hereof by any other party shall not operate as or be construed to constitute a waiver of any subsequent breach by such other party.

(f) Savings Clause. If any term, covenant or condition of this Agreement or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Agreement shall be valid and enforced to the fullest extent permitted by law.

(g) Authority to Contract. Employer warrants and represents that it has full authority to enter into this Agreement and to consummate the transactions contemplated hereby, and that this Agreement is not in conflict with any other agreement to which Employer is a party or by which it may be bound. Bank and Company each further warrants and represents that the individual executing this Agreement on its behalf has the full power and authority to bind it to the terms hereof and has been authorized to do so in accordance with its corporate organization.

(h) Dispute Resolution.

(1) Any controversy or claim between Employer and Executive arising from or relating to this Agreement or any agreement or instrument delivered under or in connection with this Agreement, including any alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, shall, at the option of Executive or Employer, be submitted to arbitration, using either the American Arbitration Association (“AAA”) or Judicial Arbitration and Mediation Services, Inc. (“JAMS”) in accordance with the rules of either JAMS or AAA (at the option of the party initiating the arbitration) and Title 9 of the United State Code. Any such arbitration shall take place in Spokane, Washington. All statutes of limitations or any waivers contained herein which would otherwise be applicable shall apply to any arbitration proceeding under this Section 16(h). The parties agree that related arbitration proceedings may be consolidated. The arbitrator shall prepare written reasons for the award. Judgment upon the award rendered may be entered in any court having jurisdiction.

(2) If any arbitration, legal action or other proceeding is brought for the enforcement of this Agreement or any agreement or instrument delivered under or in connection with this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

(i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Washington.

(j) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

(k) Advice of Counsel. Before signing this Agreement, Executive either (i) consulted with and obtained advice from his independent legal counsel in respect to the legal nature and operation of this Agreement, including its impact on his rights, privileges and obligations, or (ii) freely and voluntarily decided not to have the benefit of such consultation and advice with legal counsel.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day herein first above written.

EXECUTIVE

By	/s/ Patrick J. Rusnak
Patrick J. Rusnak

AMERICANWEST BANCORPORATION

By	/s/ Robert M. Daugherty
Robert M. Daugherty President and Chief Executive Officer

AMERICANWEST BANK

By	/s/ Robert M. Daugherty
Robert M. Daugherty President and Chief Executive Officer